Exhibit 99.3

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

302 FORT WORTH CLUB BUILDING
306 WEST SEVENTH STREET
FORT WORTH, TEXAS 76102-4987
(817) 336-2461

March 8, 2011

Mr. Richard Finucane

Chief Engineer

Nytis Exploration Company, LLC

2501 Broadway Street

Catlettsburg, KY 41129

Re:	Reserve Audit
Nytis Exploration Company, LLC Interests Proved Developed Producing Reserves Various States
As of January 1, 2011

Dear Mr. Finucane:

At your request, Cawley, Gillespie & Associates, Inc. have examined the estimates as of January 1, 2011 set forth in the attached table as prepared by Nytis Exploration Company, LLC with respect to the proved developed producing reserves of Nytis Exploration Company, LLC. Our examination included such tests and procedures as we considered necessary under the circumstances to render the opinion set forth herein. These estimates are summarized as follows:

Cumulative
	Net	Net	Cash Flow
	Oil	Gas	Disc. @ 10%
	(Mbbls)	(MMcf)	(M$)

Proved Developed Producing	42	16,578	20,160

We are independent with respect to Nytis Exploration Company, LLC as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. Neither Cawley, Gillespie & Associates,

Inc. nor any of its employees has any interest in the subject properties. Neither the employment to make this study nor the compensation is contingent on the results of our work or the future production rates for the subject properties. We have not made any field examination of the subject properties.

It should be understood that our audit and the development of our reserves forecasts do not constitute a complete reserve study of the oil and gas properties of Nytis Exploration Company, LLC. In the conduct of our report, we have not independently verified the accuracy and completeness of information and data furnished by Nytis Exploration Company, LLC with respect to ownership interests, oil and gas production, historical costs of operation and developments, product prices, agreements relating to current and future operations and sales of production. Furthermore, if in the course of our examination something came to our attention which brought into question the validity or sufficiency of any of such information or data, we did not rely on such information or data until we had satisfactorily resolved our questions relating thereto or independently verified such information or data.

The forecasts described herein are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered. Moreover, these estimates may increase or decrease as a result of future operations.

Please be advised that, based upon the foregoing, in our opinion the above-described estimates of Nytis Exploration Company, LLC’s proved developed producing reserves are, in the aggregate, reasonable within the established audit tolerance guidelines of (+ or –) 10% and have been prepared in accordance with generally accepted petroleum engineering and evaluation principles as set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers.

This letter is solely for the information of Nytis Exploration Company, LLC. This letter should not be used, circulated or quoted for any other purpose without the express written consent of Cawley, Gillespie & Associates, Inc. or except as required by law.

Sincerely,

CAWLEY, GILLESPIE & ASSOCIATES, INC.

/s/ J. Zane Meekins, P.E.
J. Zane Meekins, P.E.
Senior Vice President

Nytis PDP	DATE	: 03/07/2011
All States	TIME	: 16:41:01
2010 SEC price	DBS	: NEC
Monthly discounting	SETTINGS	: SETDATA
	SCENARIO	: RF90

RESERVES AND ECONOMICS

AS OF DATE:  01/2011

	GROSS OIL	GROSS GAS	OIL TO NET	GAS TO NET	GROSS	PRICES	REVENUE TO	NET OPER	NET TOTAL	NET INCOME	CUMULATIVE	CUM DISC
END	PRODUCTION	PRODUCTION	INTEREST	INTEREST	OIL	GAS	INTEREST	EXPENSES	INVESTMENT	BEFORE FIT	NET INCOME	NET INCOME
MO-YEAR	MB	MMF	MB	MMF	$/B	$/M	M$	M$	M$	M$	M$	M$

12-2011	4.042	3187.475	3.284	1022.183	72.43	4.706	4881.747	1179.964	0.000	3701.784	3701.784	3535.423
12-2012	3.409	2677.738	2.770	890.867	72.41	4.709	4249.878	1109.128	0.000	3140.750	6842.534	6262.099
12-2013	3.115	2335.562	2.531	790.905	72.41	4.696	3765.689	1039.997	0.000	2725.691	9568.226	8412.708
12-2014	2.907	2118.327	2.362	723.972	72.40	4.708	3456.801	1003.301	0.000	2453.500	12021.726	10172.280
12-2015	2.739	1949.809	2.225	673.543	72.40	4.711	3218.708	976.780	0.000	2241.928	14263.654	11633.799

12-2016	2.593	1794.374	2.107	631.981	72.40	4.713	3021.891	951.537	0.000	2070.354	16334.008	12860.699
12-2017	2.463	1651.916	2.001	594.592	72.40	4.716	2845.189	920.042	0.000	1925.148	18259.156	13897.781
12-2018	2.345	1521.860	1.905	562.645	72.40	4.717	2692.913	892.396	0.000	1800.517	20059.672	14779.506
12-2019	2.235	1441.932	1.816	536.438	72.40	4.719	2567.969	873.577	0.000	1694.391	21754.064	15533.812
12-2020	2.134	1375.868	1.733	513.164	72.40	4.721	2456.568	859.531	0.000	1597.037	23351.102	16180.128

12-2021	2.038	1298.866	1.656	489.823	72.40	4.724	2345.562	833.012	0.000	1512.551	24863.652	16736.578
12-2022	1.949	1229.747	1.583	463.930	72.40	4.730	2225.010	792.552	0.000	1432.457	26296.109	17215.668
12-2023	1.864	1177.275	1.514	442.653	72.39	4.734	2124.928	766.761	0.000	1358.166	27654.275	17628.605
12-2024	1.784	1133.700	1.449	426.490	72.39	4.735	2047.147	756.974	0.000	1290.173	28944.449	17985.213
12-2025	1.539	1091.761	1.251	410.224	72.38	4.737	1959.636	734.195	0.000	1225.441	30169.893	18293.133

S TOT	37.156	25986.213	30.189	9173.409	72.40	4.716	43859.641	13689.746	0.000	30169.893	30169.893	18293.133

AFTER	14.271	17032.398	11.596	7404.865	72.32	4.852	35340.887	15871.570	0.000	19469.303	49639.199	20160.225

TOTAL	51.427	43018.609	41.785	16578.273	72.38	4.777	79200.531	29561.316	0.000	49639.191	49639.199	20160.225

	OIL	GAS			P.W. %	P .W., M$
GROSS WELLS	13.0	360.0	LIFE, YRS.	98.00	9.00	21346.123
GROSS ULT., MB & MMF	94.888	62091.172	DISCOUNT %	10.00	10.00	20160.217
GROSS CUM., MB & MMF	43.461	19072.584	UNDISCOUNTED PAYOUT, YRS.	0.00	12.00	18186.133
GROSS RES., MB & MMF	51.427	43018.590	DISCOUNTED PAYOUT, YRS.	0.00	15.00	15932.012
NET RES., MB & MMF	41.785	16578.277	UNDISCOUNTED NET/INVEST.	0.00	18.00	14240.242
NET REVENUE, M$	3024.440	79189.383	DISCOUNTED NET/INVEST.	0.00	20.00	13327.640
INITIAL PRICE, $	72.459	4.752	RATE-OF-RETURN, PCT.	100.00	30.00	10264.717
INITIAL N.I., PCT.	81.250	40.217	INITIAL W.I., PCT.	35.529	50.00	7352.553
					80.00	5444.506
					100.00	4744.302